UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  November 20, 2007

FRANKLIN CREDIT MANAGEMENT CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	0-17771	75-2243266
(State or Other Jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

101 Hudson Street New Jersey, New Jersey (Address of Principal Executive Offices)	07302 (Zip Code)

Registrant’s telephone number, including area code:  (201) 604-4402

_____________________________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 20, 2007, the registrant received notice from the NASDAQ Stock Market (“NASDAQ”) that its common stock would be delisted from NASDAQ effective with the open of business on November 29, 2007, as a result of its failure to timely file its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2007 (the “Form 10-Q”) as required by NASDAQ Marketplace Rule 4310(c)(14).  The registrant will request a hearing in accordance with the Marketplace Rule 4800 Series, which hearing request will stay the delisting of the registrant’s securities pending a decision by a NASDAQ Listing Qualifications Panel.  The registrant currently anticipates that it will file the Form 10-Q prior to December 31, 2007.

Item 9.01.  Financial Statements and Exhibits.

(c)           Exhibits

Exhibit No.    Description

99.1           Press Release, dated November 27, 2007, entitled “Franklin Credit Management Receives Delinquency Notice from NASDAQ.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                FRANKLIN CREDIT MANAGEMENT CORPORATION

                By:  /s/ Paul D. Colasono
                Name: Paul D. Colasono
                Title:   Chief Financial Officer and
            Executive Vice President

Date:  November 27, 2007